Exhibit 99.2
CYBERKINETICS’ BRAINGATE SYSTEM ENABLES THOUGHT-DRIVEN COMMUNICATION DEVICE AND WHEELCHAIR CONTROL FOR FIRST STROKE PARTICIPANT IN PILOT CLINICAL TRIAL
Data Presented at the Annual Meeting of the Society for Neuroscience
FOXBOROUGH, MA, October 15, 2006 — Cyberkinetics Neurotechnology Systems, Inc. (OTCBB:CYKN; Cyberkinetics) announced that John P. Donoghue, Ph.D., Cyberkinetics’ Chief Scientific Officer, presented preliminary findings from three participants in Cyberkinetics’ pilot trial of the BrainGate Neural Interface System (BrainGate) at the Annual Meeting of the Society for Neuroscience in Atlanta, Georgia. Dr. Donoghue provided preliminary scientific results related to one of the participants who is unable to move or speak due to a brainstem stroke. This participant was able to achieve BrainGate-enabled control of a communication device and to demonstrate the initial proof-of-concept of the ability to remotely operate a wheelchair using her thoughts. In addition, Dr. Donoghue reported that significant progress has been achieved in the development of neural signal-control filters that improve the speed and accuracy of the participant’s cursor control.
“Throughout the study, we have used the information we are gathering about the functionality of the BrainGate System to enhance the system’s performance, which has resulted in increased speed and accuracy of the participant’s cursor control.” said John P. Donoghue, Ph.D., Founder and Chief Scientific Officer of Cyberkinetics and Professor, Department of Neuroscience at Brown University. “The BrainGate System has a useful brain sensor with improved decoding and interface software capable of controlling a computer cursor with click action. The initial demonstration that BrainGate System can be used to remotely operate a motorized wheelchair supports the breadth of the technology’s ultimate potential, where the same device can be used for the simple and relatively complex tasks that are important in everyday life.”
“We continue to make progress toward accomplishing the goals of the BrainGate pilot trials by generating data to evaluate the level of useful control that participants can achieve with the device and demonstrating its initial safety profile,” commented Timothy R. Surgenor, Cyberkinetics’ President and Chief Executive Officer. “These early results move us toward our ultimate goal of providing a fast, reliable and unobtrusive connection between the brain of a severely disabled person and a personal computer. Although a number of important and difficult challenges remain to be overcome, we have now been able to demonstrate that this powerful interface can be applied to operate a variety of practical, external devices for those with a wide range of nervous system conditions and injuries.”

Summary of Preliminary Results
In his abstract, “BrainGate neuromotor prosthesis: First experience by a person with brainstem stroke,” Dr. Donoghue presented preliminary results from three participants in the pilot trial of the BrainGate System in those with spinal cord injury, stroke and muscular dystrophy. Dr. Donoghue reported that significant progress that has been achieved in the development of neural signal-control filters that improve the speed and accuracy of the participant’s cursor control. Due to these improvements, the participant with a brainstem stroke was able to operate a commercially available communications device, as well as remote control of a motorized wheelchair using the BrainGate System and her own thoughts. In addition, Dr. Donoghue noted that all four participants in two separate pilot trials, including the first participant in the BrainGate ALS clinical trial, were able to modulate their own neural signals, or thoughts about movement, in order to control a computer cursor, as well as other appliances such as televisions and lamps.
In addition to his role as Chief Scientific Officer at Cyberkinetics, Dr. Donoghue is a co-founder of Cyberkinetics and Professor and Director of the Brain Science Program at Brown University.
A copy of Dr. Donoghue’s abstract is available from Cyberkinetics’ website in the Media Kit at www.cyberkineticsinc.com. For specific information about BrainGate™ clinical trials please send an email to braingateinfo@cktrial.com.
About the BrainGate System
The BrainGate Neural Interface System is a proprietary, investigational brain-computer interface (BCI) that consists of an internal sensor to detect brain cell activity and external processors that convert these brain signals into a computer-mediated output under the person’s own control. The sensor is a tiny silicon chip about the size of a baby aspirin with one hundred electrodes, each thinner than a human hair, that can detect the electrical activity of neurons. The sensor is implanted on the surface of the area of the brain responsible for movement, the motor cortex. A small wire connects the sensor to a pedestal that is placed on the skull, extending through the scalp. An external cable connects the pedestal to a cart containing computers, signal processors and monitors that enable the study operators to determine how well study participants can control devices driven by their neural output – that is, by thought alone. The ultimate goal of the BrainGate System development program is to create a safe, effective and unobtrusive universal operating system that will enable those with motor impairments resulting from a variety of causes to quickly and reliably control a wide range of devices, including computers, assistive technologies and medical devices, simply by using their thoughts.
A pilot study of the BrainGate System is currently underway in those with severe paralysis resulting from spinal cord injury (SCI), muscular dystrophy, or with “locked-in” syndrome (tetraplegia and the inability to speak) secondary to stroke. A second pilot study is currently enrolling individuals with ALS or other motor neuron diseases at the Massachusetts General Hospital in Boston, Massachusetts.

About Cyberkinetics Neurotechnology Systems, Inc.
Cyberkinetics Neurotechnology Systems, Inc., a leader in the neurotechnology industry, is developing neural stimulation, sensing and processing technology to improve the lives of those with severe paralysis resulting from spinal cord injuries, neurological disorders and other conditions of the nervous system. Cyberkinetics’ product development pipeline includes: the Andara™ Oscillating Field Stimulator (OFS) Device, an investigative device designed to stimulate regeneration of the neural tissue surrounding the spinal cord; the BrainGate System, an investigative device designed to provide communication and control of a computer, assistive devices, and, ultimately, limb movement; and the FDA cleared-to-market NeuroPort™ System, a neural monitor designed for acute inpatient applications and labeled for temporary (less than 30 days) recording and monitoring of brain electrical activity. Additional Information is available at Cyberkinetics’ website at http://www.cyberkineticsinc.com.
Forward-Looking Statements
This announcement contains forward-looking statements, including statements about Cyberkinetics’ product development plans and progress. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and can be identified by the use of forward-looking terminology such as “may,” “will,” “believe,” “expect,” “anticipate” or other comparable terminology. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected in forward-looking statements and reported results shall not be considered an indication of our future performance. Factors that might cause or contribute to such differences include our limited operating history; our lack of profits from operations; our ability to successfully develop and commercialize our proposed products; a lengthy approval process and the uncertainty of FDA and other governmental regulatory requirements; clinical trials may fail to demonstrate the safety and effectiveness of our products; the degree and nature of our competition; our ability to employ and retain qualified employees; compliance with recent legislation regarding corporate governance, including the Sarbanes-Oxley Act of 2002; as well as those risks more fully discussed in our public filings with the Securities and Exchange Commission, all of which are difficult to predict and some of which are beyond our control.
Cyberkinetics Contact:
Elizabeth A. Razee, Corporate Communications
508-549-9981, Ext. 109, erazee@cyberkineticsinc.com
MacDougall Biomedical Communications Contact:
Kari Watson, Media Relations
508-647-0209, kwatson@macbiocom.com
Brown University Contact:
Wendy Lawton
Senior Science Writer
401-863-1862, wendy_lawton@brown.edu